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                                                                    EXHIBIT 99-B
[DQE LOGO]

         DQE


                      ANNUAL MEETING OF STOCKHOLDERS AUGUST 7, 1997

         DQE's Annual Meeting of Stockholders will be held on August 7, 1997 at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, Pennsylvania 15233 at 11:00 a.m.

         The lower portion of this form is your PROXY CARD. EACH PROPOSAL IS FULLY EXPLAINED IN THE "NOTICE OF 1997 ANNUAL MEETING AND PROXY STATEMENT." To vote your proxy, please MARK, SIGN and DATE the proxy card. Then please DETACH and RETURN the completed proxy card promptly in the enclosed envelope.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4 AND A VOTE "AGAINST" PROPOSAL 5.


         If you will attend the Annual Meeting, please complete the form found at the end of the proxy statement and return it with your proxy card. An admittance ticket will be sent to you. As in past years, A TICKET WILL BE NEEDED FOR ADMITTANCE TO THE MEETING.

                                       DETACH HERE

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DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4

1. ADOPT AGREEMENT AND PLAN OF MERGER AMONG DQE, ALLEGHENY
   POWER SYSTEM, INC. ("APS") AND AYP SUB, INC., WHICH IS TO
   BE FORMED AS A WHOLLY OWNED SUBSIDIARY OF APS, AND                                                   [DQE LOGO]   DQE
   RELATED TRANSACTIONS.                                                                                BOX 68
                                                                                                        PITTSBURGH, PA 15230-0068
   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN                                    PROXY                                           H

2. AMEND THE RESTATED ARTICLES OF INCORPORATION OF DQE TO
   MAKE SECTIONS 2541-2548 OF THE PENNSYLVANIA BUSINESS
   CORPORATION LAW INAPPLICABLE TO DQE.

  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. ELECTION OF DIRECTORS: (TO WITHHOLD AUTHORITY TO VOTE FOR
   ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
   NOMINEE'S NAME LISTED BELOW.)

   [ ] FOR ALL NOMINEES           [ ] WITHHOLD AUTHORITY
   (EXCEPT THOSE CROSSED OUT)         (ALL NOMINEES)
     DANIEL BERG                      WILLIAM H. KNOELL
     ROBERT P. BOZZONE                THOMAS J. MURRIN

4. APPROVAL OF AUDITORS: DELOITTE & TOUCHE LLP

   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN
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[CAPTION]

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DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 5

DIRECTORS RECOMMEND A VOTE "AGAINST" PROPOSAL 5

5. PROPOSAL OF A STOCKHOLDER:
   ANNUAL ELECTION OF DIRECTORS
                                                              ----------------------------------
  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN                                SIGNATURE

5. PROPOSAL OF A STOCKHOLDER:
   ANNUAL ELECTION OF DIRECTORS
                                                              ----------------------------------
  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN                                SIGNATURE
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                                                                                        STOCKHOLDER(S) SIGNATURE(S) SHOULD
                                                              -----------------------   CORRESPOND TO THE NAME(S) APPEARING
                                                                        DATE            ON THIS PROXY. PLEASE GIVE FULL TITLE
                                                                                        IF SIGNING IN A REPRESENTATIVE CAPACITY.

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                                O DETACH HERE O

                          VOTE THIS PROXY CARD TODAY!
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                         YOUR PROMPT RESPONSE WILL SAVE
                      THE EXPENSE OF ADDITIONAL MAILINGS.
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[DQE LOGO]

          DQE


                         Cherrington Corporate Center


                         500 Cherrington Parkway


                         Coraopolis, PA 15108-3184


                         (412) 262-4700



           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 7, 1997



    David D. Marshall, Victor A. Roque and Diane S. Eismont, or any of them, are hereby appointed Proxy or Proxies, with full power of substitution, to vote the shares of the stockholder(s) named on the reverse side hereof at the Annual Meeting of Stockholders of DQE to be held on August 7, 1997 and at any adjournments or postponements thereof as directed on the reverse side hereof and in his, her or their discretion to act upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.



    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed and delivered, will be voted as you specify. If not specified, this proxy will be voted FOR Proposals 1, 2, 3 and 4 and AGAINST Proposal 5. A vote FOR Proposal 3 includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve.


    Notwithstanding stockholder approval of Proposal 1, DQE reserves the right to terminate the Merger Agreement and abandon the Merger at any time prior to the consummation of the Merger, subject to the terms and conditions of the Merger Agreement.

    Holders of DQE Common Stock will not be entitled to dissenters' rights in connection with the Merger or the other matters to be voted on at the Meeting.

    The signer hereby revokes any proxy previously given to vote or act with respect to the DQE Common Stock and hereby ratifies and confirms all that the proxies named above, their substitutes, or any of them may lawfully do by virtue hereof.

    PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN THE
               COMPLETED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
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                   DO NOT RETURN THIS FORM UNLESS YOU PLAN TO
                           ATTEND THE ANNUAL MEETING



                                 TICKET REQUEST



     I (We) will attend the Annual Meeting of Stockholders on August 7, 1997 at 11:00 a.m. at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, PA 15233.



     NOTE: If you are not a stockholder of record or 401(k) participant, please send proof of ownership if requesting a ticket.



                                       PLEASE PRINT

           ACCOUNT NO.:
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           NAME:
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           ADDRESS:
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           PHONE: (          )
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     An admittance ticket will be sent to a stockholder whose request is received by July 28, 1997. Stockholders without tickets will need to register at the meeting. RETURN WITH FORM OF PROXY OR MAIL TO:



                            Diane S. Eismont, Corporate Secretary
                            DQE
                            Box 68
                            Pittsburgh, PA 15230-0088